NEWS RELEASE

CONTACT:
Paul A. Criscillis, Jr.
Senior Vice President and CFO
770-822-4262

 FOR IMMEDIATE RELEASE

NATIONAL VISION REPORTS THIRD QUARTER OPERATING RESULTS

 Lawrenceville, Georgia, November 15, 2004 -- National Vision, Inc. (AMEX:NVI) today announced operating results for its fiscal third quarter and the nine-month year-to-date period ended October 2, 2004.

 Total net revenue from continuing operations for the 2004 third quarter was $57.9 million compared with $57.5 million in the prior year’s third quarter.  Comparable store sales declined -1.4% in the current year third quarter compared to the prior year third quarter.  As detailed in the following paragraph, this decline was significantly affected by the timing of the Company’s annual summer contact lens sales event.

The prior year’s third quarter revenues from continuing operations include sales of $3.5 million generated during a three-day promotional event.  The Company held this contact lens sales event earlier during 2004, recognizing revenues from the sale in its second fiscal quarter.  If such revenues had been recognized in the third quarter of the current year, the Company would have reported a comparable store sales increase of +5.7%.

Current year third quarter net income was $3.8 million, including approximately $168,000 in after-tax gains on Note repurchases, compared with net income of $356,000 in the prior year third quarter.  The previous year’s third quarter income was reduced by a $484,000 restructuring charge.

Diluted earnings per share were $0.67 in the current year third quarter compared with $0.07 in the prior year third quarter.  EBITDA for the current year quarter was $9.5 million versus EBITDA of $7.5 million in the prior year quarter.  These results were achieved on an average base of 435 stores, 50 fewer than in the prior year quarter.

“We continue to be exceptionally proud of the performance of our store teams,” stated Reade Fahs, President and Chief Executive Officer.  “Profit growth remains strong despite the lower store count.”

For the current year nine-month period, total net revenue from continuing operations of $176.7 million was 8.0% higher than 2003’s net revenue from continuing operations of $163.7 million, on same store sales growth of +6.4%.  Year-to-date same store sales growth is not affected by the timing of the summer contact lens sales event described above.

Net income for the first nine months of 2004 was $11.6 million, including approximately $2.9 million of after-tax gains on Note repurchases, a $16.1 million improvement over the prior year’s loss of $4.4 million for the same period.

Current year diluted earnings per share were $2.09 for the nine months, compared with a loss of $0.88 per share in the 2003 nine-month period.  EBITDA for the current year-to-date period was $27.5 million versus $17.9 million in the first three quarters of the previous year.

The Company will hold an Investor Relations Conference Call on Tuesday, November 16, 2004, at 2:00 p.m. EST to discuss its third quarter results. The general public can access this conference call via the Company’s website at www.nationalvision.com.  Following the conclusion of the prepared remarks by management, the Company will accept and address questions from institutional investors.

The Company’s financial disclosures refer to EBITDA because it is the basis for calculating excess cash flow principal repayments required under the Company’s Senior Subordinated Notes, and it is a widely accepted financial indicator of a company’s ability to service or incur indebtedness.  EBITDA is calculated as net earnings before interest, taxes, depreciation, amortization, the cumulative effect of a change in accounting principle, non-cash items and reorganization items as defined under the Senior Subordinated Debt Indenture.  A reconciliation of net earnings (loss) to EBITDA is presented in the attached financial tables.

National Vision, Inc. is a retail optical company that operates vision centers within host environments in the United States and Mexico.  Our vision centers sell a wide range of optical products including eyeglasses, contact lenses and sunglasses.  As of November 15, 2004, the Company operated a total of 422 vision centers, of which 311 were located inside domestic Wal-Mart stores, 35 were located within Wal-Mart de Mexico stores, 47 were located inside Fred Meyer stores and 27 were located on military bases within the United States and two stores were in freestanding locations.  In 2004, through November 15, the Company has closed 53 stores (including 48 domestic Wal-Mart stores), opened five stores on military bases and opened two freestanding stores relocated from inside Wal-Mart.  As of November 15, 2004, the Company also operated two home medical equipment stores inside domestic Wal-Mart stores.  The Company depends on its domestic Wal-Mart vision centers for substantially all of its revenues and cash flow.  The Company’s agreement with Wal-Mart gave it the right to open 400 vision centers, the last of which opened in 2001.  The Company does not currently expect Wal-Mart to renew any of the Company’s vision center leases upon their expirations (other than automatic renewals occurring upon relocation of current Company locations in connection with conversions to SuperCenters).  For the remainder of 2004, the Company expects an additional 7 leases for domestic Wal-Mart vision centers to expire.  Investments in the debt and equity securities of National Vision, Inc. are subject to substantial risks as described in the Company’s public filings with the Securities and Exchange Commission.

- FINANCIAL TABLES TO FOLLOW -

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share information)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003
Retail sales, net	$55,427	$55,454	$169,603	$157,962
Premium revenue	1,943	1,679	5,663	4,666
Other revenue	536	413	1,409	1,029

Total net revenue	57,906	57,546	176,675	163,657
Cost of goods sold	24,851	26,536	76,306	73,730

Gross profit	33,055	31,010	100,369	89,927
Selling, general & administrative expense	27,235	27,581	84,780	84,791
Restructuring expense		484		484
Operating income	5,820	2,945	15,589	4,652
Other income (expense), net:
Interest expense	(2,455)	(3,226)	(8,206)	(9,849)
Gain on repurchase of
Senior Subordinated Notes	181		3,083
Other income, net	129	27	197	104

Earnings (loss) before taxes, discontinued
operations and cumulative effect of a
change in accounting principle	3,675	(254)	10,663	(5,093)
Income tax expense	266		614

Net earnings (loss) before discontinued
operations and cumulative effect of a
change in accounting principle	3,409	(254)	10,049	(5,093)

Discontinued operations:
Operating income from
discontinued operations	384	593	1,749	1,393
Gain (loss) on disposal	9	17	(57)	(149)
Income tax expense	(28)		(98)
Earnings from discontinued operations	365	610	1,594	1,244

Earnings (loss) before cumulative effect
of a change in accounting principle	3,774	356	11,643	(3,849)
Cumulative effect of a change in
accounting principle				(564)

Net earnings (loss)	$3,774	$356	$11,643	$(4,413)

Earnings (loss) per common share:

Basic	$0.73	$0.07	$2.29	$(0.88)

Diluted	$0.67	$0.07	$2.09	$(0.88)

NATIONAL VISION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
October 2, 2004 and January 3, 2004
(In thousands, except share and par value information)

	October 2, 2004
	(unaudited)	January 3, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,092	$3,545
Accounts receivable
(net of allowance: 2004 - $741; 2003 - $769)	3,067	3,078
Inventories	15,143	17,387
Other current assets	1,122	1,278
Deferred income tax asset	7,202	7,305
Total current assets	36,626	32,593
PROPERTY AND EQUIPMENT, net	11,736	13,619
INTANGIBLE VALUE OF CONTRACTUAL RIGHTS
(net of accumulated amortization: 2004 - $25,097;
2003 - $19,466)	87,648	93,279
OTHER ASSETS AND DEFERRED COSTS
(net of accumulated amortization: 2004 - $1,133;
2003 - $964)	684	806
	$136,694	$140,297

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,253	$3,506
Accrued expenses and other current liabilities	25,065	25,132
Senior Subordinated Notes - current portion	-	545
Total current liabilities	30,318	29,183
DEFERRED INCOME TAX LIABILITY	7,571	7,305
OTHER LONG TERM LIABILITIES	117
SENIOR SUBORDINATED NOTES	78,114	94,939
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $1 par value; 5,000,000 shares
authorized, none issued
Common stock, $0.01 par value; 10,000,000 shares authorized,
5,355,679 and 5,243,047 shares issued and outstanding
at October 2, 2004 and January 3, 2004, respectively	54	52
Additional paid-in capital	25,378	25,129
Deferred stock compensation	(250)	(108)
Retained deficit	(4,289)	(15,932)
Accumulated other comprehensive loss	(319)	(271)
Total shareholders' equity	20,574	8,870
	$136,694	$140,297

NATIONAL VISION, INC.
COMPUTATION OF CONSOLIDATED EBITDA
Three and Nine Month Periods Ended October 2, 2004 and September 27, 2003
(In thousands)

	Three Months Ended		Nine Months Ended
	October 2, 2004	September 27, 2003	October 2, 2004	September 27, 2003

Net earnings (loss)	$3,774	$356	$11,643	$(4,413)
Adjustment to net earnings (loss):
Interest expense, net	2,326	3,199	8,019	9,745
Income tax expense	294		712
Gain on repurchase of Notes	(181)		(3,083)
Deferred stock compensation	33	27	75	27
Cumulative effect of a change in
accounting principle				564
Depreciation and amortization	3,255	3,888	10,105	11,993

EBITDA	$9,501	$7,470	$27,471	$17,916

This release includes statements concerning the Company's plans, beliefs and expectations for future periods.  These “forward-looking statements” may be identified by the use of words such as “intends,” “contemplates,” “believes,” “anticipates,” “expects,” “should,” “could,” “would” and words of similar import.  These forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from the expectations expressed or implied in such statements.  With respect to such forward-looking statements and others that may be made by, or on behalf of, the Company, the factors described as "Risk Factors" in the Company's Reports filed with the SEC, could materially affect the Company's actual results.

These risks and uncertainties include, among others, impaired relationships with the Company’s vendors or customers as a result of the Company’s high leverage and its potential inability to repay its debt, an adverse change in the Company’s relationship with Wal-Mart, changes in economic conditions (including an increase in interest rates), financial markets or customer demand, the level of competition in the retail eyecare industry, federal and state regulation of the healthcare and insurance industries (particularly in California), the Company's financial condition and other risks and uncertainties set forth in the Company's filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are based upon management's present expectations and the information available at this time. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or other factors.

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